Exhibit 99.1

TURTLE BEACH ANNOUNCES FIRST QUARTER 2024 EARNINGS RESULTS

Strong Product Demand Increases Net Revenue 8.6% Year-over-Year

Diligent Cost Management Initiatives Significantly Improve Adjusted EBITDA Profitability

Favorable Gaming Trends and Upcoming New Product Launches Position Turtle Beach for Continued Success

White Plains, NY – May 7, 2024 – Turtle Beach Corporation (Nasdaq: HEAR) (“Turtle Beach” or the “Company”), a leading gaming accessories brand, today reported financial results for the first quarter ended March 31, 2024.

First Quarter Summary vs Year-Ago Quarter:

•
Net revenue was $55.8 million, an increase of 8.6% compared to $51.4 million a year ago;
•
Net income was $0.2 million, or $0.01 per diluted share, compared to net loss of $6.7 million, or $0.40 per diluted share, a year ago;
•
Adjusted EBITDA improved to $1.4 million compared to an Adjusted EBITDA loss of $2.8 million a year ago.

Management Commentary

“Our first quarter results were in-line with our expectations and track well to our full year 2024 plan,” said Cris Keirn, Chief Executive Officer, Turtle Beach Corporation. “I’m pleased with our start to the year and the work underway to rapidly integrate our PDP team. We are seeing solid demand for products that are in pre-launch or in the launch phase, and we have an exciting number of other new product launches planned throughout the year across headsets and controllers. We also continue to benefit from our diligent cost management initiatives consisting of portfolio optimization, SKU rationalization and product platforming, all of which are coming into full effect in 2024.

We continued to showcase our disciplined approach to the business, which drove profitable growth in the quarter. First quarter 2024 net revenue was up 8.6% compared to the year-ago period, and Adjusted EBITDA improved to $1.4 million compared to a $2.8 million loss a year ago. We are encouraged by our positive momentum and remain focused on capitalizing on the favorable gaming trends as we move through the year.

I’m proud of our team’s hard work and commitment to execution, and we remain optimistic about our 2024 prospects given our progress against optimizing the business for the future, our growth prospects in all our gaming categories driven by fantastic new product launches, and our focus on significantly increasing profitability.”

First Quarter 2024 Financial Results

Net revenue in the first quarter of 2024 was $55.8 million, an increase of 8.6% compared to $51.4 million a year ago, driven primarily by contributions from the acquisition of PDP and increased demand for controller and simulation products.

Gross margin expanded by 430 basis points primarily driven by lower freight, promotional spend and returns along with direct focus on reducing product costs to enable margin expansion.

Operating expenses in the first quarter of 2024 were $23.5 million compared to $20.6 million a year ago, including $5.0 million in acquisition-related costs. First quarter cash based recurring operating expenses declined approximately 6% year over year, primarily driven by continued proactive expense management.

Net income in the first quarter of 2024 was $0.2 million, or $0.01 per diluted share, compared to net loss of $6.7 million, or $0.40 per diluted share, in the year-ago quarter. The weighted average diluted share count for the first quarter of 2024 was 19.4 million compared to 16.6 million in the year-ago quarter.

Adjusted EBITDA (as defined below in “Non-GAAP Financial Measures”) in the first quarter of 2024 improved to $1.4 million, compared to an Adjusted EBITDA loss of $2.8 million in the year-ago period. The adjusted EBITDA improvement of $4.3 million for the quarter was due to gross margin expansion and operating expense reductions.

Balance Sheet and Cash Flow Summary

At March 31, 2024, the Company had $17.8 million of cash and no outstanding borrowings on its revolver. This compares to $20.6 million of cash and no outstanding borrowings on its revolver at March 31, 2023. The company secured a $50 million term loan for the PDP acquisition and net debt was $32.1 million at March 31, 2024. Inventories at March 31, 2024 were $69.5 million compared to $65.2 million at March 31, 2023. Cash flow from operations for the three months ended March 31, 2024 was $27.3 million compared to $29.0 million at March 31, 2023.

Outlook

The Company is maintaining its 2024 outlook, with net revenues expected to be in the range of $370 million to $380 million, with the growth driven primarily by the acquisition of PDP and the expected out-performance of the gaming markets in specific categories based on the Company’s product plans for 2024. The Company expects pro forma combined Adjusted EBITDA to be between $51 million and $54 million, which incorporates approximately nine months of operations from PDP.

The Company further reiterates its long-term goals of a 10%+ revenue CAGR, a mid-30’s gross margin percentage, and is focused on driving a mid-teens percentage for Adjusted EBITDA margins.

With respect to the Company's adjusted EBITDA outlook, a reconciliation to its net income (loss) outlook for the same periods has not been provided because of the variability, complexity, and lack of visibility with respect to certain reconciling items between adjusted EBITDA and net income (loss), including other income (expense), provision for income taxes and stock-based compensation. These items cannot be reasonably and accurately predicted without the investment of undue time, cost and other resources and, accordingly, a reconciliation of the Company’s adjusted EBITDA outlook to its net income (loss) outlook for such periods is not provided. These reconciling items could be material to the Company’s actual results for such periods.

Conference Call Details

In conjunction with this announcement, Turtle Beach will host a conference call at 5:00 p.m. ET / 2:00 p.m. PT with the Company’s Chief Executive Officer, Cris Keirn, and CFO, John Hanson. A live webcast of the call will be available on the “Events & Presentations” page of the Company’s website at www.corp.turtlebeach.com. To access the call by phone, please go to this link (registration link) and you will be provided with dial in details. To avoid delays, we encourage participants to dial into the conference call 15-minutes ahead of the scheduled start time. A replay of the webcast will also be available for a limited time at www.corp.turtlebeach.com.

Non-GAAP Financial Measures

In addition to its reported results, the Company has included in this earnings release certain financial metrics, including adjusted EBITDA, that the Securities and Exchange Commission define as “non-GAAP financial measures.” Management believes that such non-GAAP financial measures, when read in conjunction with the Company's reported results, can provide useful supplemental information for investors analyzing period-to-period comparisons of the Company's results. Non-GAAP financial measures are not an alternative to the Company’s GAAP financial results and may not be calculated in the same manner as similar measures presented by other companies. “Adjusted EBITDA” is defined by the Company as net income (loss) before interest, taxes, depreciation and amortization, stock-based compensation (non-cash), and certain non-recurring special items that we believe are not representative of core operations, as further described in Table 4. These non-GAAP financial measures are presented because management uses non-GAAP financial measures to evaluate the Company’s operating performance, to perform financial planning, and to determine incentive compensation. Therefore, the Company believes that the presentation of non-GAAP financial measures provides useful supplementary information to, and facilitates additional analysis by, investors. The non-GAAP financial measures included herein exclude items that management does not believe reflect the Company’s core operating performance because such items are inherently unusual, non-operating, unpredictable, non-recurring, or non-cash. See a reconciliation of GAAP results to Adjusted EBITDA included as Table 4 below for each of the three months ended March 31, 2023 and March 31, 2024.

About Turtle Beach Corporation

Turtle Beach Corporation (the “Company”) (www.turtlebeachcorp.com) is one of the world’s leading gaming accessory providers. The Company’s namesake Turtle Beach brand (www.turtlebeach.com) is known for designing best-selling gaming headsets, top-rated game controllers, award-winning PC gaming peripherals, and groundbreaking gaming simulation accessories. Innovation, first-to-market features, a broad range of products for all types of gamers, and top-rated customer support have made Turtle Beach a fan-favorite brand and the market leader in console gaming audio for over a decade. Turtle Beach Corporation acquired Performance Designed Products (www.pdp.com) in 2024. Turtle Beach’s shares are traded on the Nasdaq Exchange under the symbol: HEAR.

Cautionary Note on Forward-Looking Statements

This press release includes forward-looking information and statements within the meaning of the federal securities laws. Except for historical information contained in this release, statements in this release may constitute forward-looking statements regarding assumptions, projections, expectations, targets, intentions or beliefs about future events. Statements containing the words “may,” “could,” “would,” “should,” “believe,” “expect,” “anticipate,” “plan,” “estimate,” “target,” “goal,” “project,” “intend” and similar expressions, or the negatives thereof, constitute forward-looking statements. Forward-looking statements involve known and unknown risks and uncertainties, which could cause actual results to differ materially from those contained in any forward-looking statement. The inclusion of such information should not be regarded as a representation by the Company, or any person, that the objectives of the Company will be achieved. Forward-looking statements are based on management’s current beliefs and expectations, as well as assumptions made by, and information currently available to, management.

While the Company believes that its expectations are based upon reasonable assumptions, there can be no assurances that its goals and strategy will be realized. Numerous factors, including risks and uncertainties, may affect actual results and may cause results to differ materially from those expressed in forward-looking statements made by the Company or on its behalf. Some of these factors include, but are not limited to, risks related to general business and economic conditions, inflationary pressures, the impact of competitive products and pricing, including promotional credits and discounts, optimizing our product portfolio, the substantial uncertainties inherent in the acceptance of existing and future products, our dependence on third parties to manufacture and transport our products, reductions in logistic and supply chain challenges and costs, reducing our cost of goods and operating expenses, the difficulty of commercializing and protecting new technology, risks associated with the future direction or governance of the Company, risks associated with the expansion of our business, including the integration of PDP and any other businesses we acquire and the integration of such businesses within our internal control over financial reporting and operations, our indebtedness, liquidity, and other factors discussed in our public filings, including the risk factors included in the Company’s most recent Annual Report on Form 10-K, Quarterly Report on Form 10-Q, and the Company’s other periodic reports filed with the Securities and Exchange Commission. Except as required by applicable law, including the securities laws of the United States and the rules and regulations of the Securities and Exchange Commission, the Company is under no obligation to publicly update or revise any forward-looking statement after the date of this release whether as a result of new information, future developments or otherwise.

All trademarks are the property of their respective owners.

CONTACTS:

MacLean Marshall

Sr. Director, Public Relations &

Brand Communications

Turtle Beach Corporation

858.914.5093

maclean.marshall@turtlebeach.com

Investor Information:

Alex Thompson

Gateway Group

949.574.3860

hear@gatewayir.com

Turtle Beach Corporation

Condensed Consolidated Statements of Operations

(in thousands, except per-share data)

(unaudited)

Table 1.

	Three Months Ended
	March 31,	March 31,
	2024	2023
Net revenue	$55,848	$51,444
Cost of revenue	38,062	37,305
Gross profit	17,786	14,139
Operating expenses:
Selling and marketing	9,013	9,523
Research and development	3,902	4,101
General and administrative	5,674	7,007
Acquisition-related cost	4,910	—
Total operating expenses	23,499	20,631
Operating loss	(5,713)	(6,492)
Interest expense	150	163
Other non-operating expense, net	370	120
Loss before income tax	(6,233)	(6,775)
Income tax expense (benefit)	(6,388)	(70)
Net income (loss)	$155	$(6,705)

Net income (loss) per share
Basic	$0.01	$(0.40)
Diluted	$0.01	$(0.40)
Weighted average number of shares:
Basic	18,321	16,578
Diluted	19,389	16,578

Turtle Beach Corporation

Condensed Consolidated Balance Sheets

(in thousands, except par value and share amounts)

Table 2.

	March 31,	December 31,
	2024	2023
	(unaudited)
ASSETS
Current Assets:
Cash and cash equivalents	$17,816	$18,726
Accounts receivable, net	42,908	54,390
Inventories	69,531	44,019
Prepaid expenses and other current assets	10,322	7,720
Total Current Assets	140,577	124,855
Property and equipment, net	5,533	4,824
Goodwill	52,907	10,686
Intangible assets, net	48,704	1,734
Other assets	10,668	7,868
Total Assets	$258,389	$149,967
LIABILITIES AND STOCKHOLDERS’ EQUITY
Current Liabilities:
Revolving credit facility	$—	$—
Accounts payable	44,842	26,908
Other current liabilities	31,947	29,424
Total Current Liabilities	76,789	56,332
Debt, non-current	45,954	—
Income tax payable	1,527	1,546
Other liabilities	8,893	7,012
Total Liabilities	133,163	64,890
Commitments and Contingencies
Stockholders’ Equity
Common stock	21	18
Additional paid-in capital	260,594	220,185
Accumulated deficit	(134,122)	(134,277)
Accumulated other comprehensive loss	(1,267)	(849)
Total Stockholders’ Equity	125,226	85,077
Total Liabilities and Stockholders’ Equity	$258,389	$149,967

Turtle Beach Corporation

Condensed Consolidated Statements of Cash Flows

(in thousands)

(unaudited)

Table 3.

	Three Months Ended
	March 31, 2024	March 31, 2023

CASH FLOWS FROM OPERATING ACTIVITIES	$27,257	$28,989

CASH FLOWS FROM INVESTING ACTIVITIES	(76,225)	(887)

CASH FLOWS FROM FINANCING ACTIVITIES
Borrowings on revolving credit facilities	80,288	53,892
Repayment of revolving credit facilities	(80,288)	(72,945)
Proceeds of term loan	50,000	—
Repayment of term loan	(104)	—
Proceeds from exercise of stock options and warrants	1,257	125
Debt Issuance Costs	(3,170)	(80)
Net cash provided by (used for) financing activities	47,983	(19,008)
Effect of exchange rate changes on cash	75	83
Net decrease in cash	(910)	9,177
Cash - beginning of period	18,726	11,396
Cash - end of period	$17,816	$20,573

Turtle Beach Corporation

GAAP to Adjusted EBITDA Reconciliation

(in thousands)

Table 4.

	Three Months Ended
	March 31,
	2024	2023
	(in thousands)
Net loss	$155	$(6,705)
Interest expense	150	163
Depreciation and amortization	1,476	1,242
Stock-based compensation	1,105	1,959
Income tax benefit (1)	(6,388)	(70)
Restructuring expense (2)	41	—
Business transaction expense (3)	4,910	—
Proxy contest and other (4)	—	569
Adjusted EBITDA	$1,449	$(2,842)

(1)
An income tax benefit of $7.0 million was recorded in the three months ended March 31, 2024 as a result of the reversal of a portion of the Company’s deferred tax asset valuation allowance.
(2)
Restructuring charges are expenses that are paid in connection with reorganization of our operations. These costs primarily include severance and related benefits.
(3)
Business transaction expense includes one-time costs we incurred in connection with acquisitions including professional fees such as legal and accounting along with other certain integration related costs of the acquisition.
(4)
Proxy contest and other primarily includes one-time legal and other professional fees associated with proxy challenges presented by certain shareholder activists.